FOR IMMEDIATE RELEASE

Harvest Natural Resources Announces
2015 Third Quarter Results

HOUSTON, November 9, 2015 — Harvest Natural Resources, Inc. (NYSE: HNR) (Harvest or the Company) today announced 2015 third quarter earnings and provided an operational update.

Harvest reported third quarter net income of approximately $5.7 million, or $0.13 per diluted share, compared to a net loss of $4.1 million, or $0.10 per diluted share, for the same period last year. The third quarter results include non-cash income from (i) the change in the fair value of the warrant (the CT Warrants) issued to CT Energy Holding SRL (CT Energy) of $10.0 million, or $0.22 per diluted share, (ii) the change in the fair value of derivative assets and liabilities of $2.7 million, or $0.06 per diluted share, (iii) a loss from the conversion of debt of $1.9 million, or $0.04 per diluted share, and (iv) a charge related to the impairment of inventory of $0.5 million, or $0.01 per diluted share. Adjusted for these non-cash items, Harvest would have posted a third quarter net loss of approximately $4.6 million, or $0.10 per diluted share, before any adjustment for income taxes.

The loss on conversion of debt is the result of the difference between (i) the September 14, 2015 fair value of the $7.0 million 9.0% convertible note (the 9% Note) issued to CT Energy with embedded derivatives of $11.1 million, plus the accrued interest and amortized debt discount of $0.2 million less (ii) the value of the 8,667,597 shares issued to CT Energy upon conversion of the 9% Note at the September 15, 2015 closing price of $1.52 per share, or $13.2 million. The amount is recognized as a non-cash pre-tax loss of $1.9 million during the third quarter of 2015.

It should be noted, the warrant and notes and the resulting fluctuation of derivative liabilities are associated with the CT Energy strategic transaction.

Petrodelta generated $128.6 million in revenue during the third quarter before deductions for royalties, compared to $324.3 million for the same period in 2014. The average price of crude oil sold by Petrodelta during the third quarter was $35.35 per barrel, compared to $84.17 per barrel for the same period during 2014. Petrodelta reported a third quarter operating loss before taxes and non-operating items of $187.2 million, compared to operating income before taxes and non-operating items of $80.3 million for the third quarter of 2014. Petrodelta posted a net loss of $165.8 million during the third quarter, compared to net income of $73.4 million for the same period in 2014. The Petrodelta financial results are prepared and presented under IFRS and the exchange rate of 6.3 Venezuelan Bolivars (Bolivar) to one US dollar was applied to the Bolivar denominated based expenditures.

Highlights for the third quarter of 2015 include:

Venezuela

•	During the third quarter of 2015, Petrodelta drilled and completed five development wells and sold approximately 3.59 million barrels of oil (MMBO) for a daily average of approximately 39,042 barrels of oil per day (BOPD), a decrease of 6% over the same period in 2014.

•	Petrodelta’s current production rate is approximately 47.0 thousand barrels of oil per day (MBOPD) and the 2015 expected average production rate is 40,200 BOPD, with 2015 capital expenditures currently projected at $396 million.

Gabon

•	Operational activities during the period included continued evaluation of exploration and development plans, based on the 3D seismic data acquired in late 2013 and processed during 2014.

•	Harvest engaged a third party to undertake a fixed-price, geophysical site survey over multiple potential well locations in the Dussafu block, which completed in August 2015.

•	Subsequently, Harvest has conducted a tender for a jack-up drilling rig to drill a well in the second quarter of 2016.

•	The Company is engaged in a process with the objective to farm down some of its 66.667% working interest in the Dussafu block.

Corporate

•	At our annual shareholder meeting on September 9, 2015, Harvest stockholders approved all proposals relating to the CT Energy transaction.

•	On September 15, 2015, CT Energy converted the 9% Note and accrued interest into 8,667,597 shares of Harvest stock. After the conversion, CT Energy owns approximately 16.6% of our outstanding shares.

•With the conversion of the 9% Note, the Series C Preferred shares were redeemed. VENEZUELA

During the three months ended September 30, 2015, Petrodelta sold approximately 3.59 MMBO for a daily average of 39,042 BOPD, a decrease of 6% over the same period in 2014, and 3% higher than the previous quarter. Petrodelta sold 1.05 billion cubic feet (BCF) of natural gas for a daily average of 11.5 million cubic feet per day (MMCFD), an increase of 43% over the same period in 2014 and a decrease of 6% over the previous quarter. Petrodelta’s current production rate is approximately 47.0 MBOPD.

During the third quarter of 2015, Petrodelta drilled and completed five development wells. Currently, Petrodelta is operating five drilling rigs and one workover rig and continues with infrastructure enhancement projects in the El Salto and Temblador fields.

Petrodelta’s production target for 2015 is projected to be approximately 40,200 BOPD. The 2015 Petrodelta capital expenditures are expected to be approximately $396 million. Petrodelta expects to drill 18 oil wells during 2015.

EXPLORATION AND OTHER ACTIVITIES

Dussafu Project — Gabon (Dussafu PSC)

Operational activities during the nine months ended September 30, 2015, included continued evaluation of exploration and development plans, based on the 3D seismic data acquired in late 2013 and processed during 2014. Harvest and its joint venture partner engaged a third party to undertake a fixed-price, geophysical site survey over multiple potential well locations in the Dussafu block, which was completed in August 2015. The survey was a prerequisite for siting mobile drilling units and other installations required for continuing exploration and development activities over the license. The survey provided information about the seabed and shallow geological conditions, essential for the safe siting and operation of these installations. Subsequently, Harvest conducted a tender for a jack-up drilling rig to drill a well in the second quarter of 2016.

Harvest is engaged in a process with the objective to farm down some of its 66.667% working interest in the block and drill an exploration well on a significant prospect identified on 3D seismic with expected multiple pay zones in the Gamba and Dentale formations, which are oil-bearing sands in the four discoveries on the Dussafu block as well as on the adjacent Etame block.

Corporate

On September 9, 2015, Harvest stockholders approved, among other proposals, 1) the issuance of shares related to the CT Energy transaction under New York Stock Exchange shareholder approval requirements and Delaware law, and 2) an amendment to Harvest’s certificate of incorporation to increase the number of authorized shares of our common stock from 80,000,000 to 150,000,000, in part to have sufficient shares to issue upon the conversion of the 9.0% Note and the exercise of CT Energy Warrant.

On September 15, 2015, CT Energy converted the entire principal amount of the 9.0% Note and accrued interest into 8,667,597 shares of Harvest common stock at a conversion price of $0.82 per share. Immediately after the conversion, CT Energy owned approximately 16.6% of Harvest’s outstanding common stock. The Company’s Series C Preferred stock was redeemed upon the conversion of the 9% Note.

Conference Call

Harvest will hold a conference call at 10:00 a.m. CST on Monday, November 9, 2015, during which management will discuss Harvest’s 2015 third quarter results. The conference leader will be James A. Edmiston, the Company’s President and Chief Executive Officer. To access the conference call, dial 719-325-4940 or 877-795-3599 five to ten minutes prior to the start time. At that time you will be asked to provide the conference number, which is 5614546. A recording of the conference call will also be available for replay at 719-457-0820 or 888-203-1112, passcode 5614546, through November 13, 2015.

The conference call will also be transmitted over the internet through the Company’s website at www.harvestnr.com. To listen to the live webcast, enter the website fifteen minutes before the call to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay of the webcast will be available beginning shortly after the call and will remain on our website for approximately 90 days.

About Harvest Natural Resources

Harvest Natural Resources, Inc., headquartered in Houston, Texas, is an independent energy company with principal operations in Venezuela and Gabon. For more information visit the Company’s website at www.harvestnr.com.

CONTACT:

Stephen C. Haynes
Vice President, Chief Financial Officer
(281) 899-5716

Forward Looking Statements

This press release may contain projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. They include estimates and timing of expected oil and gas production, oil and gas reserve projections of future oil pricing, future expenses, planned capital expenditures, anticipated cash flow and our business strategy. All statements other than statements of historical facts may constitute forward-looking statements. Although Harvest believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Actual results may differ materially from Harvest’s expectations as a result of factors discussed in Harvest’s 2014 Annual Report on Form 10-K and other public filings.

Harvest may use certain terms such as resource base, contingent resources, prospective resources, probable reserves, possible reserves, non-proved reserves or other descriptions of volumes of reserves. These estimates are by their nature more speculative than estimates of proved reserves and accordingly, are subject to substantially greater risk of being actually realized by the Company.

HARVEST NATURAL RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands, except per share data)
	September 30,	December 31,
	2015	2014
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$11,802	$6,585
Restricted cash	—	25
Accounts receivable, net	2,121	339
Deferred income tax assets	118	53
Prepaid expenses and other	890	353

TOTAL CURRENT ASSETS	14,931	7,355
INVESTMENT IN AFFILIATE	164,700	164,700
PROPERTY AND EQUIPMENT:
Oil and gas properties (successful efforts method)	54,455	54,290
Other administrative property, net	311	217

TOTAL PROPERTY AND EQUIPMENT, NET	54,766	54,507
EMBEDDED DERIVATIVE ASSET	3,481	—
OTHER ASSETS	693	1,484

TOTAL ASSETS	$238,571	$228,046

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Accounts payable, trade and other	$637	$1,697
Accrued expenses	4,804	4,617
Accrued interest	959	97
Current deferred tax liabilities	109	45
Notes payable to noncontrolling interest owners	—	13,709
Other current liabilities	169	133

TOTAL CURRENT LIABILITIES	6,678	20,298
LONG-TERM DEBT	106	—
LONG-TERM DEFERRED TAX LIABILITIES	15,691	14,655
WARRANT DERIVATIVE LIABILITY	27,613	—
OTHER LONG-TERM LIABILITIES	503	215

TOTAL LIABILITIES	50,591	35,168
COMMITMENTS AND CONTINGENCIES
EQUITY

STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.01 per share;	—	—
authorized 5,000 shares; issued and outstanding, none
Common stock, par value $0.01 per share; shares	580	493
authorized 150,000 (2015) and 80,000 (2014); shares issued (2015 - 57,987; 2014 - 49,320); shares outstanding (2015 - 51,415; 2014 - 42,748)
Additional paid-in capital	301,467	280,757
Accumulated deficit	(126,538)	(101,208)
Treasury stock, at cost, 6,572 shares (2015 and 2014)	(66,316)	(66,316)

TOTAL HARVEST STOCKHOLDERS’ EQUITY	109,193	113,726
NONCONTROLLING INTERESTS	78,787	79,152

TOTAL EQUITY	187,980	192,878

TOTAL LIABILITIES AND EQUITY	$238,571	$228,046

HARVEST NATURAL RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share data)
	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2015	2014	2015	2014
EXPENSES:
Depreciation and amortization	$27	$34	$83	$168
Exploration expense	831	1,065	3,338	4,546
Impairment expense — unproved property costs	540	—	540	7,610
General and administrative	5,369	3,878	15,044	15,082

	6,767	4,977	19,005	27,406

LOSS FROM OPERATIONS	(6,767)	(4,977)	(19,005)	(27,406)
OTHER NON-OPERATING INCOME (EXPENSE):
Loss on the sale of interest in Harvest Holding	—	(59)	—	(1,416)
Gain on sale of oil and gas properties	—	2,865	—	2,865
Change in fair value of warrant liabilities	9,982	—	12,400	—
Change in fair value of derivative assets and liabilities	2,727	—	3,284	—
Interest expense	(1,058)	(25)	(1,909)	(87)
Loss on debt conversion	(1,890)	—	(1,890)	—
Loss on issuance of debt	—	—	(20,402)	—
Loss on extinguishment of long-term debt	—	—	—	(4,749)
Foreign currency transaction gains	92	285	172	75
Other non-operating income (expense)	482	1	482	(215)

	10,335	3,067	(7,863)	(3,527)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME	3,568	(1,910)	(26,868)	(30,933)
TAXES
INCOME TAX EXPENSE (BENEFIT)	(1,850)	2,361	(630)	1,319

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE EARNINGS	5,418	(4,271)	(26,238)	(32,252)
FROM INVESTMENT AFFILIATE
EARNINGS FROM INVESTMENT AFFILIATE	—	—	—	34,949

INCOME (LOSS) FROM CONTINUING OPERATIONS	5,418	(4,271)	(26,238)	2,697
DISCONTINUED OPERATIONS	—	(142)	—	(503)

NET INCOME (LOSS)	5,418	(4,413)	(26,238)	2,194
LESS: NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING	(294)	(273)	(908)	15,993
INTERESTS

NET INCOME (LOSS) ATTRIBUTABLE TO HARVEST AND	$5,712	$(4,140)	$(25,330)	$(13,799)
COMPREHENSIVE INCOME (LOSS)
BASIC INCOME (LOSS) PER SHARE:
Income (loss) from continuing operations	$0.13	$(0.10)	$(0.59)	$(0.32)
Discontinued operations	—	—	—	(0.01)

Basic income (loss) per share	$0.13	$(0.10)	$(0.59)	$(0.33)
DILUTED INCOME (LOSS) PER SHARE:
Income (loss) from continuing operations	$0.13	$(0.10)	$(0.59)	$(0.32)
Discontinued operations	—	—	—	(0.01)

Diluted income (loss) per share	$0.13	$(0.10)	$(0.59)	$(0.33)
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	44,077	42,032	43,139	41,925
Diluted	44,077	42,032	43,139	41,925

HARVEST NATURAL RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(in thousands)
	Nine Months Ended September 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(26,238)	$2,194
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	83	168
Impairment expense — unproved property costs	540	7,610
Amortization of debt financing costs	283	—
Accretion of discount on debt	116	—
Loss on debt issuance	20,402	—
Allowance for long-term receivable	550	—
Loss on the sale of interest in Harvest Holding	—	1,416
Gain on sale of oil and gas properties	—	(2,865)
Loss on debt conversion	1,890	—
Foreign currency transaction loss	—	1,586
Loss on extinguishment of long-term debt	—	4,749
Earnings from investment affiliate	—	(34,949)
Share-based compensation-related charges	1,466	2,131
Change in fair value of warrant liabilities	(12,400)	—
Deferred income tax expense	1,035	1,503
Change in fair value of derivative assets and liabilities	(3,284)	—
Changes in operating assets and liabilities:
Accounts receivable	(1,782)	1,292
Prepaid expenses and other	(537)	(61)
Other assets	(17)	29
Accounts payable	(1,060)	(3,425)
Accrued expenses	(233)	(12,318)
Accrued interest	1,041	(283)
Other current liabilities	36	(291)
Other long-term liabilities	288	(2,439)

NET CASH USED IN OPERATING ACTIVITIES	(17,821)	(33,953)

CASH FLOWS FROM INVESTING ACTIVITIES:
Transaction costs from the sale of interest in Harvest Holding	—	(3,660)
Net proceeds from sale of oil and gas properties	—	2,865
Additions of property and equipment, net	(499)	(603)
Advances to investment affiliate, net	—	(397)
Decrease in restricted cash	—	123

NET CASH USED IN INVESTING ACTIVITIES	(499)	(1,672)

CASH FLOWS FROM FINANCING ACTIVITIES:
Debt repayment	(8,900)	(79,750)
Debt extinguishment costs	—	(760)
Gross proceeds from issuance of debt and warrant	33,500	—
Proceeds from issuance of note payable to noncontrolling interest owner	—	2,000
Proceeds from issuance of common stock	—	1,353
Contributions from noncontrolling interest owners	543	953
Treasury stock purchases	—	(94)
Financing costs	(1,606)	(24)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	23,537	(76,322)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	5,217	(111,947)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	6,585	120,897

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$11,802	$8,950